EXHIBIT 2(l)
           OPINION AND CONSENT OF COUNSEL TO THE PEOPLE'S AVENGER FUND







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                                                                    EXHIBIT 2(l)

                            Glast, Phillips & Murray
                           A Professional Corporation
                             815 Walker, Suite 1250
                              Houston, Texas 77002
                                 (713) 237-3111
                            Telecopier (713) 237-3202

April  28,  2003

The  People's  Avenger  Trust  Business  Fund
1382  Leigh  Court
West  Linn,  Oregon  97068

Gentlemen:

     You have requested our opinion regarding certain matters in connection with the issuance of shares of The People's Avenger Fund Business Trust (the "Trust"), pursuant to a Registration Statement filed by the Trust on Form N-2 (the "Registration Statement") under the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "1940 Act") (File Nos. 333-102382 and 811-21277). The shares of the Trust will be issued in accordance with the terms of the Registration Statement.

     In connection with our services as counsel for the Trust, we have examined, among other things, originals or copies of such documents, certificates and corporate and other records as we deemed necessary or appropriate for purposes of this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us, the conformity to original documents of all documents presented to us as copies thereof and the authenticity of the original documents from which any such copies were made, which assumptions we have not independently verified. As to various matters of fact material to this opinion, we have relied upon statements and certificates of officers of the Trust. Based upon this examination, we are of the opinion that, except as described herein, the shares to be issued pursuant to the Registration Statement have been duly authorized and, when issued upon the terms provided in the Registration Statement, subject to compliance with the 1933 Act, the 1940 Act, and applicable state law regulating the offer and sale of securities, will be legally issued, fully paid, and non-assessable.

     We note that the Trust is an entity of the type commonly known as a "Nevada business trust". The Declaration of Trust states that all persons extending credit to, contracting with or having any claim against the Trust shall look solely to the assets of the Trust to satisfy or enforce any debt, with respect to the Trust. The Declaration of Trust also provides that no shareholder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust. Neither the Trust nor the Trustees shall have any power to bind any shareholder personally or to demand payment from any shareholder for anything, other than as agreed by the shareholder. Shareholders shall have the same limitation of personal liability as is extended to shareholder of a private corporation for profit incorporated in the State of Nevada. Every written obligation of the Trust or any series thereof shall contain a statement to the effect that such obligation may only be enforced against the assets of the Trust or such series; however, the omission of such statement shall not operate to bind or create personal liability for any shareholder or Trustee.

     We further note that the Declaration of Trust states that if any shareholder or former shareholder of the Trust shall be held personally liable solely by reason of his being or having been a shareholder and not because of his acts or omissions or for some other reason, the shareholder or former shareholder (or his heirs, executors, administrators or other legal representatives or in the case of any entity, its general successor) shall be entitled out of the assets belonging to the Trust to be held harmless from and indemnified against all loss and expenses arising from such liability. The Trust shall, upon request by such shareholder, assume the defense of any claim made against such shareholder for any act or obligation of the Trust and satisfy any judgment thereon from the assets of the Trust.

     We hereby consent to your filing a copy of this opinion as an exhibit to the Registration Statement.

                                   Very  truly  yours,

                                   /s/  Glast,  Phillips,  &  Murray
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                                   GLAST,  PHILLIPS,  &  MURRAY


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